Cricut, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results
Delivered 8th consecutive year of profitability with net income of $62.8 million, or 8.8% margin
Net Income increased 17%, or $9.2 million, compared to 2023
Generated $265.0 million in Cash from Operations in 2024
Paid subscribers increased to 2.96 million, up 7% over FY 2023
FY 2024 revenue of $712.5 million, a 7% decline compared to FY 2023
SOUTH JORDAN, Utah, March 4, 2025 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its fourth quarter and full year ended December 31, 2024.
"We have a strong conviction in our category and the overall market potential. While our opportunity is sizeable, even in the shorter term, we are disappointed with our inability to execute and capitalize on it. While we are pleased with our growth in operating income, we are working with tremendous urgency and focus to drive to an inflection point for growth. We can achieve this potential by driving a mass market experience, accelerating our development cycles, and competing better," Cricut's Chief Executive Officer, Ashish Arora, said. “Last week we launched two new cutting machines, Cricut Explore 4 and Cricut Maker 4, and initial feedback is positive from both retailers and users. We are adding incremental investments in several areas, and we have reason to be optimistic that we will reach an inflection point during the second half of the year."

Fourth Quarter 2024 Financial Results
•Revenue decreased 9% to $209.3 million, compared to $231.2 million in Q4 2023.
•Platform revenue increased 2% to $79.4 million, compared to $77.9 million in Q4 2023.
•Products revenue decreased 15% to $129.9 million, compared to $153.3 million in Q4 2023.
•Gross margin was 44.9%, compared to 42.0% in Q4 2023.
•Operating income was $13.9 million, or 6.6% of revenue, compared to $16.5 million, or 7.1% of revenue, in Q4 2023.
•Net income was $11.9 million or 5.7% of revenue, compared to $11.3 million, or 4.9% of revenue, in Q4 2023.
•Diluted earnings per share was $0.06, up from $0.05 in Q4 2023.
•International revenue increased by 3% over Q4 2023 and was 25% of revenue, up from 22% of revenue in Q4 2023.

Full Year 2024 Financial Results
•Revenue decreased 7% to $712.5 million, compared to $765.1 million in FY 2023.
•Platform revenue increased 1% to $313.0 million, up from $309.0 million in FY 2023.
•Products revenue decreased 12% to $399.6 million, compared to $456.1 million in FY 2023.
•Gross margin was 49.5%, up from 44.9% in FY 2023.
•Operating income was $76.1 million, or 10.7% of revenue, compared to $70.0 million, or 9.1% of revenue, in FY 2023.

•Net income was $62.8 million, or 8.8% of revenue, compared to $53.6 million, or 7.0% of revenue in FY 2023.
•Diluted earnings per share was $0.29, compared to $0.24 in FY 2023.
•International revenue increased 1% to $157.5 million, or 22% of revenue, compared to $155.2 million or 20% of revenue in FY 2023.
•Generated $265.0 million in cash from operations.
"We continue to generate healthy cash flow on an annual basis, which funds inventory needs and investments for long-term growth. In 2024, we generated $265 million in cash from operations. We ended 2024 with cash and cash equivalents of $337 million and remain debt free," said Kimball Shill, Chief Financial Officer. "We expect to be profitable each quarter and generate significant positive cash flow during 2025. We also expect to continue to be active with our authorized $50 million stock repurchase program, which has $22.9 million remaining."
“After serving as a member of our board of directors since 2013, Len Blackwell has made the decision to not stand for reelection at the upcoming annual shareholder meeting. We thank Len for his contribution during the past 12 years and wish him the best in his future endeavors,” said Ashish Arora.
2024 Business Highlights
•Paid Subscribers grew to 2.96 million, up 7% versus 2023.
•Platform ARPU grew to $53.12, up 2% versus 2023.
•Ended 2024 with nearly 5.9 million Active Users and over 3.8 million 90-Day Engaged Users, down 1% and 3% versus 2023, respectively.
•Launched Cricut Value line of materials, designed to compete in online marketplaces at more affordable price points.
•Improved Design Space software through updated search and personalization algorithms and new user out-of-box experience.
•Exceeded over 1 million high quality makeable images within Cricut Access.

Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

	As of December 31,
	2024	2023
Active Users (in thousands)	5,892	5,935
90-Day Engaged Users (in thousands)	3,812	3,932
Paid Subscribers (in thousands)	2,959	2,770

	Twelve Months Ended December 31,
	2024	2023
Platform ARPU	$53.12	$52.07
Glossary of Terms
Active Users
We define Active Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 365 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total Active Users and the prior owner is removed from the total Active Users if the prior owner does not own any other registered connected machines. Active Users is a key indicator of the health of our business, because changes in the number of Active Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
90-Day Engaged Users
We define 90-Day Engaged Users as registered users of at least one registered connected machine who have utilized their connected machine to create a project in the last 90 days. One user may own multiple registered connected machines but is only counted once if that user registers those connected machines by using the same email address. If possession of a connected machine is transferred to a new owner and registered by that new owner, the new owner is added to the total 90-Day Engaged Users and the prior owner is removed from the total 90-Day Engaged Users if the prior owner does not own any other registered connected machines. 90-Day Engaged Users excludes non-users to better represent opportunities for us to drive additional platform and accessories and materials revenue.
Paid Subscribers
We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period. Paid Subscribers is a key metric to track growth in our Platform revenue and potential leverage in our gross margin.
Platform ARPU
We define Platform ARPU as Platform revenue in a 12-month period divided by Active Users. Platform ARPU allows us to forecast Platform revenue over time and is an indicator of our ability to expand with users and of user engagement with our subscription offerings.

Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, March 4, 2025 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BI5557b991c54a43c7a12ada0bb6489876. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, and Cricut Joy® series, and Cricut Venture® series — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Caitlin Hadley
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, capital allocation plans, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “will” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail, or are incorporated by reference, under the heading “Risk Factors” in the most recent form 10-Q or 10-K that we have filed with the Securities and Exchange Commission (“SEC”).
In addition, certain risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in these materials are only made as of the date indicated on the relevant materials and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue:
Platform	$79,367	$77,930	$312,976	$309,012
Products	129,942	153,316	399,562	456,135
Total revenue	209,309	231,246	712,538	765,147
Cost of revenue:
Platform	9,641	8,759	37,288	32,804
Products	105,677	125,449	322,462	389,050
Total cost of revenue	115,318	134,208	359,750	421,854
Gross profit	93,991	97,038	352,788	343,293
Operating expenses:
Research and development	15,991	14,991	60,399	65,048
Sales and marketing	41,632	35,771	143,294	123,169
General and administrative	22,491	29,757	72,985	85,091
Total operating expenses	80,114	80,519	276,678	273,308
Income from operations	13,877	16,519	76,110	69,985
Other income (expense):
Interest income	2,827	1,756	11,016	7,976
Interest expense	(81)	(82)	(326)	(323)
Other income	10	290	2,077	2,145
Total other income, net	2,756	1,964	12,767	9,798
Income before provision for income taxes	16,633	18,483	88,877	79,783
Provision for income taxes	4,707	7,195	26,047	26,147
Net income	$11,926	$11,288	$62,830	$53,636
Other comprehensive income (loss):
Change in net unrealized gains (losses) on marketable securities, net of tax	(136)	765	(136)	711
Change in foreign currency translation adjustment, net of tax	(287)	129	(147)	41
Comprehensive income	$11,503	$12,182	$62,547	$54,388
Earnings per share, basic	$0.06	$0.05	$0.29	$0.25
Earnings per share, diluted	$0.06	$0.05	$0.29	$0.24
Weighted-average common shares outstanding, basic	213,699,921	217,252,985	215,105,815	216,892,525
Weighted-average common shares outstanding, diluted	215,012,609	218,671,797	215,645,506	219,722,063

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$232,140	$142,187
Marketable securities	104,774	102,952
Accounts receivable, net	101,980	111,247
Inventories	115,255	244,469
Prepaid expenses and other current assets	26,065	19,114
Total current assets	580,214	619,969
Property and equipment, net	37,546	47,614
Operating lease right-of-use assets	13,958	12,353
Deferred tax assets	39,186	34,823
Other assets	22,131	35,363
Total assets	$693,035	$750,122
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$53,373	$76,860
Accrued expenses and other current liabilities	76,274	71,933
Deferred revenue, current portion	45,427	40,304
Operating lease liabilities, current portion	3,899	5,230
Dividends payable, current portion	24,401	2,137
Total current liabilities	203,374	196,464
Operating lease liabilities, net of current portion	11,310	8,938
Deferred revenue, net of current portion	2,826	2,931
Other non-current liabilities	8,764	6,916
Total liabilities	226,274	215,249
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2024 and December 31, 2023.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of December 31, 2024, 213,295,922 and 217,915,713 shares issued and outstanding as of December 31, 2024 and 2023, respectively.	213	218
Additional paid-in capital	466,554	505,864
Retained earnings	—	28,514
Accumulated other comprehensive income (loss)	(6)	277
Total stockholders’ equity	466,761	534,873
Total liabilities and stockholders’ equity	$693,035	$750,122

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$62,830	$53,636
Adjustments to reconcile net income to net cash and cash equivalents provided by (used in) operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	29,006	30,039
Bad debt expense	3,285	1,720
Impairments	486	9,953
Stock-based compensation	45,067	47,326
Deferred income tax	(4,378)	(11,238)
Non-cash lease expense	4,811	4,987
Provision for inventory obsolescence	(5,401)	26,330
Unrealized foreign currency (gain) loss	1,047	88
Other	(1,816)	(2,143)
Changes in operating assets and liabilities:
Accounts receivable	4,888	23,500
Inventories	149,965	78,376
Prepaid expenses and other current assets	(7,221)	4,204
Other assets	(1,119)	869
Accounts payable	(23,120)	13,535
Accrued expenses and other current liabilities and other non-current liabilities	6,985	7,761
Operating lease liabilities	(5,365)	(5,423)
Deferred revenue	5,018	4,577
Net cash and cash equivalents provided by operating activities	264,968	288,097
Cash flows from investing activities:
Purchase of marketable securities	(110,521)	(63,451)
Proceeds from maturities of marketable securities	110,527	38,390
Proceeds from sales of marketable securities	—	—
Purchases of property and equipment, including capitalized software development costs	(18,334)	(23,717)
Net cash and cash equivalents used in investing activities	(18,328)	(48,778)
Cash flows from financing activities:
Repurchases of common stock	(38,493)	(20,332)
Proceeds from exercise of stock options	—	383
Employee tax withholding payments on stock-based awards	(7,970)	(8,106)
Payments for debt issuance costs	—	—
Cash dividend	(109,972)	(294,130)
Other financing activities, net	—	—
Net cash and cash equivalents used in financing activities	(156,435)	(322,185)
Effect of exchange rate on changes on cash and cash equivalents	(252)	110
Net increase (decrease) in cash and cash equivalents	89,953	(82,756)
Cash and cash equivalents at beginning of period	142,187	224,943
Cash and cash equivalents at end of period	$232,140	$142,187
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$43,596	$24,072

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)

	Year Ended December 31,
	2024	2023
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$6,417	$280
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,050	$2,824
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$463	$451
Stock-based compensation capitalized for software development costs	$1,509	$1,960
Dividends declared but unpaid	$24,413	$2,342